SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                    MARINE SHUTTLE OPERATIONS INC.
        (Exact name of Registrant as Specified in its Charter)


                      Nevada
                  91-1913992
         (State of Incorporation or Organization)
                  (I.R.S. Employer

                   Identification No.)


         4410 Montrose Boulevard, Houston, TX
                          77006
            (Address of Principal Executive Offices)
                       (Zip Code)

If this form relates to the
registration of a class of debt
securities and is effective upon filing
pursuant to General
Instruction A(c)(1) please check
the following box[ ]

If this form relates to the
registration of a class of debt
registration of a class of debt
securities and is to become effective
simultaneously with the
effectiveness of a concurrent
registration statement under the
Securities Act of 1933 pursuant to
General Instruction A(c)(2)
please check the following box.[ ]

Securities to be registered pursuant to Section 12(b) of the
Act:

Title of Each Class
Name of Each Exchange on Which
to be so Registered
Each Class is to be Registered

                                   Not Applicable.

Securities to be registered pursuant to Section 12(g) of the
Act:

         Common Stock, par value $0.001 per share.

         Item 1.          Description of Registrant's
Securities to be Registered.

                  The Registrant's Registration Statement on
Form S-1, Registration No. 333-58465, contains a description of the Common Stock to be registered under the caption "Description of Securities"; such descriptions are incorporated herein by reference.

Item 2.           Exhibits.

         Exhibit No.                        Description

           1.    Form of Common Stock Certificate (Exhibit
                 4.1 to Registration Statement No. 333-58465 is incorporated by reference).

           2. Articles of Incorporation of the Company, as amended (Exhibit 3.1 to Registration
                 Statement No. 333-58465 is incorporated by reference).

           3.    Amended and Restated By-Laws of the
                 Company (Exhibit 3.2 to Registration
                 Statement No. 333-58465 is incorporated by reference).

                               SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


MARINE SHUTTLE OPERATIONS INC.


By: /s/ Iqbal Akram
   Iqbal Akram, Vice President


Date: December 17, 1998